SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 1, 2010

Date of Report (Date of earliest event reported)

Northern California Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-27666	77-0421107
(Commission File Number)	(IRS Employer Identification No.)

601 Munras Avenue	93940
(Address of Principal Executive Office)	(Zip Code)

831-649-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Northern California Bancorp files this Current Report on Form 8-K to report that its wholly-owned subsidiary bank, Monterey County Bank, Monterey, California (the “Bank,”) has entered into a Consent Order (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (the “CDFI”).   The Order became effective on September 1, 2010.

The Order requires the Bank to take corrective actions to address certain violations of law and/or regulation.  These corrective actions require the Bank to:

1.         have and retain qualified management having such qualifications and experience commensurate with his or her duties and responsibilities at the Bank and notify the FDIC and the CDFI prior to adding any individual to the Bank’s Board of Directors or employing any individual as a senior executive officer of the Bank;

2.         develop and adopt a capital plan that complies with the FDIC’s Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC’s rules and regulations in order to maintain Tier 1 capital in such an amount to ensure that the Bank’s  leverage ratio equals or exceeds 9% and the Bank’s total risk-based capital ratio equals or exceeds 12%;

3.         not pay cash dividends or make any other payments to the Bank’s shareholders absent the prior written consent of the FDIC and the CDFI;

4.         eliminate, either by charge-off or collection, assets classified as “Loss” in the examination report of the FDIC and the CDFI relating to their examination of the Bank on February 16, 2010 (the “ROE”);

5.         formulate a written plan to reduce the Bank’s risk exposure in adversely classified “Substandard” or “Doubtful” assets listed in the ROE;

6.         not extend any additional credit to or for the benefit of any borrower who has a loan or other extension of credit that either: (a) has been charged off or classified (in whole or in part) as “Loss” and is uncollected, or (b) absent the prior approval of the Bank’s board or loan committee,  has been classified (in whole or in part) as “Doubtful” or “Substandard;”

7.         review the appropriateness of the Bank’s allowance for loan and lease losses (“ALLL”) and establish a comprehensive policy for determining the appropriate level of the ALLL, including documenting the analysis according to the standards set forth in the  applicable policy guidelines of the FDIC;

8.         develop or revise, adopt, and implement a written lending and collection policy to provide effective guidance and control over the Bank’s lending functions in accordance with the requirements of the Order;

9.         develop or revise, adopt, and implement a written liquidity and funds management policy that adequately addresses liquidity needs and contingency funding, appropriately reduces the Bank’s reliance on non-core funding sources and complies with FDIC’s Guidance on Liquidity Risk Management, dated August 26, 2008;

10.       comply with the FDIC’s rules and regulations relating to brokered deposits and formulate and submit for approval, a written plan to eliminate the Bank’s reliance on brokered deposits;

11.       develop or revise, adopt, and implement a written plan addressing retention of profits, reducing overhead expenses, and setting forth a comprehensive budget to cover the three-year period from January 1, 2011 to December 31, 2013, which shall include formal goals, strategies and benchmarks which are consistent with sound banking practices to improve the Bank’s net interest margin, increase interest income, reduce discretionary expenses, and improve and sustain earnings;

12.       develop and submit for regulatory review and approval, a written three-year strategic plan, including a written profit plan, which includes, among other things, specific goals for the dollar volume of total loans, total investment securities and total deposits as of December 31, 2011 through December 31, 2013;

13.       refrain from engaging in any expansionary activities, including opening any branches absent prior regulatory approval;

14.       inform the FDIC and the CDFI prior to making any planned public announcement or notification regarding changes to the Bank’s financial condition, executive management or board of directors;

15.       furnish written progress reports to the FDIC and the CDFI detailing the form and manner of any actions taken to secure compliance with the Order; and

16.       provide a description of the Order to the Bank’s shareholders in conjunction with the Bank’s next shareholder communication and also in conjunction with the Bank’s notice or proxy statement preceding the next shareholder meeting.

The description of the Order set forth in this Item 1.01 is qualified in its entirety by reference to the Order, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Stipulation to the Issuance of a Consent Order and Consent Order, effective September 1, 2010.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2010	NORTHERN CALIFORNIA BANCORP

	By:	/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.
Chief Executive Officer and President